UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2023

DERMTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38118	84-2870849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12340 El Camino Real
San Diego, CA 92130
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code (858) 450-4222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DMTK	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2023, DermTech, Inc. (the “Company”) announced that Mark Aguillard has accepted an offer to join the Company as its Chief Commercial Officer.

Mr. Aguillard is a proven commercial leader with over 20 years of experience driving growth through the development and commercialization of multiple, novel molecular diagnostics. Most recently, Mr. Aguillard served as Chief Commercial Officer of Epic Sciences, Inc. from July 2021 to September 2023, where he led the development and launch of a novel liquid biopsy, DefineMBC, designed to personalize treatment for patients with metastatic breast cancer. From November 2020 to June 2021, Mr. Aguillard served as Chief Commercial Officer at binx health Ltd. Prior to binx health Ltd., Mr. Aguillard held a series of executive positionsat Myriad Genetics Inc., from May 2016 to November 2020, including General Manager of its Women’s Health division, where he directed sales, marketing, medical affairs, customer success, and payer markets. Prior to Myriad Genetics Inc., Mr. Aguillard served in commercial leadership roles at OmniSeq Inc. and Eli Lilly and Company. Mr. Aguillard received his Bachelor’s degree in Business Administration with a major in Finance from Texas Tech University.

Mr. Aguillard does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Mr. Aguillard and any other person pursuant to which Mr. Aguillard was selected to serve as Chief Commercial Officer of the Company. There have been no transactions involving Mr. Aguillard that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. In connection with Mr. Aguillard’s appointment, Mr. Aguillard and the Company will enter into an indemnification agreement in the form the Company has entered into with certain of its other executive officers (the “Indemnification Agreement”), which form is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2019. The Indemnification Agreement, among other things, will provide for indemnification of Mr. Aguillard for expenses, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an executive officer or at our request.

Pursuant to the Offer Letter, dated September 6, 2023, by and between the Company and Mr. Aguillard (the “Offer Letter”), Mr. Aguillard will report to Bret Christensen, CEO. Mr. Aguillard’s employment term will start on September 19, 2023 and will continue until terminated by either party. As set forth in the Offer Letter, Mr. Aguillard is entitled to an annual base salary of $400,000 and eligible to receive an annual target performance bonus of up to 50% of his then current base salary. In addition, Mr. Aguillard is eligible to participate in the Company’s Change in Control and Severance Plan (the “Severance Plan”) pursuant to its terms and the terms of the participation agreement to be executed by the Company and Mr. Aguillard upon Mr. Aguillard’s start date (the “Participation Agreement”).

Under the terms of the Participation Agreement, in the event of a Qualifying Termination (as defined in the Severance Plan) other than during a Change in Control Period (as defined in the Severance Plan), Mr. Aguillard would receive the following benefits: (i) nine months of his base salary in effect at the time of such Qualifying Termination, (ii) 50% of the pro-rata portion (based on days employed during the period) of his annual bonus determined to have been earned at the conclusion of the bonus performance period, (iii) nine months of COBRA benefits, (iv) six months of vesting acceleration for each of Mr. Aguillard’s then-outstanding equity awards at the time of such Qualifying Termination (except with respect to Performance Awards, the vesting of which will be determined by the terms of the applicable Performance Award agreement), and (v) an extension of the period during which Mr. Aguillard may exercise any of his stock options that are vested as of the time of such Qualifying Termination (after giving effect to the vesting acceleration described in clause (iv) above) to the earlier of (a) six months following such Qualifying Termination and (b) the expiration date of such stock options.

Mr. Aguillard’s participation agreement will provide further that in the event of a Qualifying Termination during a Change in Control Period, Mr. Aguillard would receive the following benefits: (i) 12 months of his base salary in effect at the time of such Qualifying Termination, (ii) 100% of the pro-rata portion (based on days employed during the period) of his annual bonus determined to have been earned at the conclusion of the bonus performance period, (iii) 12 months of COBRA benefits, (iv) the full acceleration of vesting of any of Mr. Aguillard’s then-outstanding equity awards (except with respect to Performance Awards, the vesting of which will be determined by the terms of the applicable Performance Award agreement), and (v) an extension of the period during which Mr. Aguillard may exercise any of his stock options that are vested as of the time of such Qualifying Termination (after giving effect to the vesting acceleration described in clause (iv) above) to the earlier of (a) six months following such Qualifying Termination and (b) the expiration date of such stock options.

In addition, pursuant to the Offer Letter, Mr. Aguillard will be entitled to a non-qualified stock option to purchase up to 90,000 shares (the “Options”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”) and a restricted stock unit award representing the contingent right to receive 90,000 shares (the “RSUs”) of Common Stock (together with the Options, the “Equity Award”), subject to approval by the Company’s Board of Directors (the “Board”), and the terms of the Second Amended and Restated Inducement Equity Incentive Plan and the applicable award agreements thereunder. Upon approval of the Equity Award, the Options shall vest over four (4) years with 25% of the shares subject to the Options vesting on the first anniversary of the date of grant, and the remaining 75% of the Options vesting in thirty-six equal monthly installments over the remaining three (3) years, subject to Mr. Aguillard’s continued employment. The RSUs shall vest over four (4) years with 25% of the RSUs vesting on the first anniversary of the grant date and the remaining 75% of the RSUs shall vest in twelve equal quarterly installments thereafter, subject to Mr. Aguillard’s continued employment. Mr. Aguillard is also eligible to participate in the Company’s health and welfare benefit plans, as may be maintained by the Company from time to time, on the same terms as other similarly situated senior executives of the Company. A copy of the Offer Letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the Offer Letter does not purport to be complete, and is qualified in its entirety by the terms of the Offer Letter.

Item 8.01. Other Events.

On September 11, 2023, the Company issued a press release announcing the executive appointment described above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1*	Offer letter, dated September 6, 2023 by and between the Company and Mark Aguillard
99.1	Press Release, dated September 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMTECH, INC.

Date: September 11, 2023	By:	/s/ Kevin Sun
	Name:	Kevin Sun
	Title:	Chief Financial Officer